As filed with the Securities and Exchange Commission on September 16, 1999.

                                                  Registration No. 333-75457




                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                               __________

                    Post-Effective Amendment No. 1 to
                                FORM S-8

                         REGISTRATION STATEMENT
                                 under
                        THE SECURITIES ACT OF 1933
                               __________

                              BNCCORP, INC.
           (Exact name of Registrant as specified in its charter)


      Delaware                                            45-0402816
(State or other jurisdiction                           (I.R.S. Employer
      of incorporation)                              Identification Number)

                              322 East Main
                       Bismarck, North Dakota 58501
                    (Address, including zip code, of
                 Registrant's principal executive offices)



         BNCCORP, INC. 1998 Non-Employee Director Stock Option Plan
                        (Full title of the Plan)

                               __________




                          Gregory K. Cleveland
                  President and Chief Operating Officer
                             BNCCORP, INC.
                             322 East Main
                     Bismarck, North Dakota 58501
                            (701) 250-3040
      (Name, address, including zip code, and telephone number,
               including area code, of agent for service)



                                Copy to:

                        William B. Masters, Esq.
      Jones, Walker, Waechter, Poitevent, Carre`re & Dene`gre, L.L.P.
                        201 St. Charles Avenue
                   New Orleans, Louisiana 70170-5100

                                Deregistration

      In accordance with the undertakings contained in Part II of this Registration Statement, we have filed this Post-Effective Amendment No.1 to remove from registration all of the the securities registered under this Registration Statement, which remain unsold at the termination of the offering of those securities.

      We hereby remove from registration 37,400 shares of common stock registered by us in this Registration Statement.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota, on September 16, 1999.

                                          BNCCORP, INC.


                                           By: /S/  Tracy J. Scott
                                              ------------------------------
                                                     Tracy J. Scott
                                                  Chairman of the Board
                                               and Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.



        Signature                              Title                             Date
        ---------                              -----                             ----

 /S/ Tracy J. Scott                    Director, Chairman of the          September 16, 1999
-----------------------------      Board and Chief Executive Officer
     Tracy J. Scott                  (Principal Executive Officer)


 /S/ Gregory K. Cleveland*             Director, President and Chief      September 16, 1999
------------------------------         Operating Officer (Principal
  Gregory K. Cleveland               Financial and Accounting Officer)


 /S/ Brad J. Scott*                            Director                   September 16, 1999
------------------------------
      Brad J. Scott

 /S/ John A. Malmberg*                         Director                   September 16, 1999
------------------------------
    John A. Malmberg

 /S/ John A. Hipp, M.D.*                       Director                   September 16, 1999
------------------------------
   John A. Hipp, M.D.

  /S/ Richard M. Johnsen, Jr.*                 Director                   September 16, 1999
------------------------------
 Richard M. Johnsen, Jr.

 /S/ Thomas J. Resch*                          Director                   September 16, 1999
 -----------------------------
     Thomas J. Resch

 /S/ John M. Shaffer*                          Director                   September 16, 1999
 -----------------------------
     John M. Shaffer

 /S/ Jerry R. Woodcox *                        Director                   September 16, 1999
 -----------------------------
    Jerry R. Woodcox

* By: /S/ Tracy J. Scott
     -------------------------
         Tracy J. Scott
    Attorney-in-Fact and Agent
